Exhibit l

[Letterhead of Sutherland Asbill & Brennan LLP]

March 18, 2008

MCG Capital Corporation

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

Re:	MCG Capital Corporation
Registration Statement on Form N-2
File No. 333-148805

Ladies and Gentlemen:

We have acted as counsel to MCG Capital Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-148805) (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 23, 2008, relating to the registration of 9,500,000 transferable subscription rights (the “Rights”), and 9,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of such Rights.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinions hereinafter expressed including, without limitation, the following:

(i)	The Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Delaware Secretary of State (the “Certificate of Incorporation”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	The form of subscription certificate evidencing the Rights, in the form attached as Exhibit d.3 to the Registration Statement (the “Form Subscription Certificate”);

(iv)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(v)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization and issuance of the Rights and the authorization, issuance, offer and sale of the Shares upon exercise of the Rights pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

MCG Capital Corporation

March 18, 2008

Where factual matters material to this opinion letter were not independently established, we have relied with your approval upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters. We have also made such examination of law as we have considered necessary for the purposes of the opinions hereinafter expressed.

The opinions set forth below are limited to the effect of the Delaware General Corporation Law (the “DGCL”), as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the final terms and conditions of the issuance of the Rights and the issuance, offer and sale of the Shares upon exercise thereof, including those relating to the amount of Rights to be issued and the exercise price thereof (the “Exercise Price”), the amount of Shares to be issued, offered and sold upon exercise thereof and the period during which the Rights may be exercised (the “Subscription Period”), have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Certificate of Incorporation and Bylaws and the Resolutions, and are consistent with the descriptions thereof in the Registration Statement; (ii) the Rights are exercised in accordance with their terms as described in the Registration Statement; (iii) the subscription certificates evidencing the Rights upon their issuance do not differ in any respect relevant to the opinions set forth below from the Form Subscription Certificate; (iv) the Shares have been delivered to, and the Exercise Price has been fully paid at the time of such delivery by, the purchasers thereof; (v) upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation; and (vi) the Certificate of Good Standing remains accurate and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance of the Rights, at all times during the Subscription Period, and at the time of the issuance and sale of the Shares, we are of the opinion that:

1.	the Rights will represent legal and binding obligations of the Company; and

2.	the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, Sutherland Asbill & Brennan LLP

By:	/s/ Cynthia M. Krus
Cynthia M. Krus, a partner